                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                _____________

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): August 28, 1998


                       NORTHWEST AIRLINES CORPORATION
             (Exact Name of Registrant as Specified in Charter)

                                  DELAWARE
               (State or Other Jurisdiction of Incorporation)

                                   0-23642
                          (Commission File Number)

                                 95-4205287
                      (IRS Employer Identification No.)

                2700 LONE OAK PARKWAY, EAGAN, MINNESOTA 55121
             (Address of Principal Executive Offices) (Zip Code)

                               (612) 726-2111
            (Registrants' Telephone Number, Including Area Code)

Item 5.  OTHER EVENTS.

               Northwest Airlines Corporation ("NWA Corp.") announced that as of 11:01 p.m., Central Daylight Time, on August 28, 1998 its wholly owned indirect subsidiary, Northwest Airlines, Inc. ("Northwest"), had ceased its flying operations as a result of a strike by its pilots represented by the Air Line Pilots Association, International ("ALPA"). The Northwest Master Executive Council of ALPA announced the commencement of the strike as a result of its failure to reach agreement with Northwest on the terms of a new collective bargaining agreement. The strike follows the expiration of a 30-day cooling off period that began July 30, 1998, when an impasse was declared by the National Mediation Board. An extended work stoppage will have a material adverse impact on NWA Corp.

                                  SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       NORTHWEST AIRLINES CORPORATION


DATED: September 1, 1998               By: /s/ Douglas M. Steenland
                                           -------------------------------
                                       Name:  Douglas M. Steenland
                                       Title: Senior Vice President
                                              and General Counsel


                                     - 2 -